REAFFIRMATION OF GUARANTY AND PLEDGE AGREEMENT


                  Reference is made to that certain Guaranty (the "Guaranty") and that certain Pledge Agreement (the "Pledge"), both dated as of April 28, 1995, made and given by the undersigned to secure the Obligations (as defined in the Guaranty) of Pilgrim America Group, Inc. (the "Borrower") to First Bank National Association (the "Bank").

                  The undersigned hereby (a) consents to the terms of that certain Amended and Restated Credit Agreement dated as of July 31, 1996 by and between the Borrower and the Bank (the "Credit Agreement") and to the execution and delivery of the Credit Agreement by the Borrower; (b) acknowledges that the obligations of the Borrower to the Bank under the Credit Agreement constitute "Obligations" of the Borrower to the Bank within the meaning of the above-referenced Guaranty; and (c) reaffirms that the security interests granted pursuant to the Pledge Agreement secure, among other things, the Borrower's obligations and duties under the Credit Agreement and the obligations of the undersigned under the Guaranty. The undersigned further reaffirms that such Obligations are guaranteed by the undersigned in accordance with the terms and conditions of the Guaranty, and that all of the terms, covenants and conditions of the Guaranty and the Pledge remain in full force and effect.

Date:    July 31, 1996

                                                        EXPRESS AMERICA HOLDINGS
                                                        CORPORATION



                                                         By Signature Illegible
                                                             Its Vice Chairman